SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 20, 2002
(Date of earliest event reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500
(Registrant’s telephone number,
including area code)

Item 5. Other Events.

The following recent events have occurred:

1.
Mr. Richard A. Clarke, a member of the Board of Directors, passed away on December 14, 2002, following 17 years of service. Mr. Clarke was due to retire from the Board of Directors on December 31, 2002, as he had attained the mandatory retirement age of 72.

2.
The Company has decided to reorganize the Consumer Products and Paperboard Division into two separate divisions effective January 1, 2003: the Pulp and Paperboard Division and the Consumer Products Division.

In connection with this reorganization, Mr. Harry D. Seamans has been appointed Vice President with responsibility for the Pulp and Paperboard Division. The Pulp and Paperboard Division includes operations in McGehee, Arkansas, and Lewiston, Idaho, and related sales and marketing functions.

Mr. Craig H. Nelson, formerly Vice President of the Consumer Products and Paperboard Division, has been appointed Vice President with responsibility for the Consumer Products Division. The Consumer Products Division includes tissue operations in Lewiston, Idaho, Las Vegas, Nevada, and Benton Harbor, Michigan, and related sales and marketing functions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2002

POTLATCH CORPORATION

By:	/s/ MALCOLM A. RYERSE
Malcolm A. Ryerse Corporate Secretary